Genesys Industries Purchase New CNC Machine Tool to Support Customer Orders.

NEW YORK, NY – April 7, 2020 (TheNewsWire) – Genesys Industries, Inc (OTCBB: GEIN) (OTCMKTS: GEIN) $GEIN – today announced that the company has purchased a new CNC Machine tool to support its customer orders at its Florida factory. Delivery and onboarding of the machinery will be completed this month.

Company Spokesperson, commented: “This is an additional purchase of advanced manufacturing equipment at our Florida facility which will allow the company to support its ever growing customer list. We are quietly executing our strategy in building out the necessary infrastructure to support our new and existing customers.”

The financing of this purchase will be provided in part by TCP term loan and partially by a new commercial bank loan. TCP, is an entity controlled by the Company’s sole officer and largest stockholder. TCP continues to assist the company with its short term capital needs at very favorable terms. Genesys Industries is grateful to TCP and its management for supporting the company since inception.

About Genesys Industries
Genesys Industries is a diversified multi-industry advanced manufacturer of complex components and products.   The company is a vertically integrated precision products manufacturer with core emphasis on product design, engineering and precision manufacturing of complex components and products.  Some of the industries served include Automation, Aviation, Automotive, Building Materials, Food Processing, Industrial, Maritime, Medical, Railroad, Oil and Gas, Packaging, Telecom, Textiles, Pulp Paper, Transportation and many more.  Follow us on twitter @genesysind or $GEIN
For more information on Genesys Industries, please visit www.genesysindustries.com

Contact Information.

Investor Relations
Genesys Industries, Inc
Phone: 941-722-3600
ir@genesysindustries.com

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